EXHIBIT 21

SUBSIDIARIES

State of

Name Under Which

Name

Incorporation

Business is Done

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Information Decisions, Inc.

Michigan

SofTech

Workgroup Technology Corporation

Delaware

Workgroup Technology Corporation

SofTech GmbH

Germany

SofTech GmbH

SofTech Technologies Ltd.

United Kingdom

Inactive

Adra Systems Srl

Italy

Adra Systems Srl

Adra Systems Sarl

 France

Adra Systems Sarl

SofTech Acquisition Corporation

Delaware

Inactive

Compass, Inc.

Massachusetts

Inactive

System Constructs, Inc.

New York

Inactive

SofTech Investments, Inc.

Massachusetts

Inactive

AMG Associates, Inc.

 Maryland

Inactive

Ram Design & Graphics Corp.

North Carolina

Inactive